Exhibit 99.1

Acadia Realty Trust

(914) 288-8100

Acadia Realty Trust Reports Third Quarter Operating Results

•
Third quarter 2025 GAAP net earnings of $0.03 per share and FFO Before Special Items of $0.33 per share
•
REIT Portfolio same-property NOI increased 8.2% driven by street retail portfolio growth of 13%
•
REIT Portfolio GAAP and cash leasing spreads on new and renewal leases of 29% and 12%, respectively
•
Increased REIT Portfolio occupancy by 140 basis points to 93.6% as of September 30, 2025, driven by street retail leasing, while maintaining a strong SNO Pipeline at 5% of ABR ($11.9 million)
•
Completed a $63 Million Investment Management Platform acquisition during the third quarter, bringing our total acquisition volume year-to-date to $487 million. Based on the current pipeline, we expect 2025 acquisition volume to equal or exceed 2024 levels.
•
Reduced pro-rata Net Debt-to-EBITDA ratio to 5.0x and raised approximately $212 million of equity during the third quarter and fourth quarter-to-date on a forward basis to accretively fund the Henderson redevelopment project and acquisition pipeline

RYE, NY (October 28, 2025) - Acadia Realty Trust (NYSE: AKR) (“Acadia” or the “Company”) today reported operating results for the quarter ended September 30, 2025. All per share amounts are on a fully-diluted basis, where applicable. Acadia owns and operates a high-quality real estate portfolio of street and open-air retail properties in the nation's most dynamic retail corridors (“REIT Portfolio”), along with an investment management platform that targets opportunistic and value-add investments through its institutional co-investment vehicles (“Investment Management”).

Kenneth F. Bernstein, President and CEO of Acadia, commented:

“We are pleased with the continued and accelerating momentum across our differentiated portfolio, particularly the 13% same-property NOI growth from our street retail assets. This performance underscores the strength of leasing demand and the ongoing rebound in street retail rents across our key corridors, which is showing no signs of slowing down. With our street retail portfolio poised to continue contributing double-digit NOI growth, complimented by a highly differentiated Investment Management Platform, and dry powder to fund our growing acquisition pipeline, we believe we are well positioned for growth heading into 2026 and beyond.”

1

Financial Results

A complete reconciliation, in dollars and per share amounts, of (i) net earnings attributable to Acadia to Funds From Operations (“FFO”) (as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and Before Special Items) attributable to common shareholders and Common OP Unit holders and (ii) operating income to net operating income (“NOI”) is included in the financial tables of this release. The amounts discussed below are net of noncontrolling interests (except for the Common OP Units holders) and all per share amounts are on a fully-diluted basis.

	Financial Results
	2025–3Q	2024–3Q
Net earnings per share attributable to Acadia	$0.03	$0.07
Depreciation of real estate and amortization of leasing costs (net of noncontrolling interest share other than Common OP Units)	0.23	0.23
Gain on disposition on real estate properties (net of noncontrolling interest share other than Common OP Units)	(0.02)	(0.02)
Impairment charges (net of noncontrolling interest share other than Common OP Units)	0.03	—
Adjustment of redeemable noncontrolling interest to estimated redemption value	0.01	—
NAREIT Funds From Operations per share attributable to Common Shareholders and Common OP Unit holders [1]	$0.28	$0.28
Net unrealized holding loss [2]	0.02	0.02
Funds From Operations Before Special Items and Realized Gains and Promotes per share attributable to Common Shareholders and Common OP Unit holders	$0.30	$0.30
Realized gains on marketable securities [2]	0.03	0.02
Funds From Operations Before Special Items per share attributable to Common Shareholders and Common OP Unit holders	$0.33	$0.32

1.
NAREIT FFO includes $1.0 million ($0.01 per share) of promote income from the disposition of a Fund III asset during the quarter ended September 30, 2025.
2.
It is the Company's policy to exclude unrealized gains and losses from FFO Before Special Items and to include realized gains related to the Company's investment in Albertsons. The Company had realized investment gains of $4.4 million and $2.9 million for the quarters ended September 30, 2025 and 2024, respectively. Refer to the “Notes to Financial Highlights” on page 14 of this release.

Net Income

•
Net income for the quarter ended September 30, 2025 was $4.4 million, or $0.03 per share. This includes a non-cash impairment charge of approximately $3.8 million (net of noncontrolling interest share), or $0.03 per share, related to two properties within the Investment Management Platform.
•
This compares with net income of $8.1 million, or $0.07 per share, for the quarter ended September 30, 2024.

2

NAREIT FFO

•
NAREIT Funds From Operations (“NAREIT FFO”) for the quarter ended September 30, 2025 was $38.6 million, or $0.28 per share, as compared to $33.0 million, or $0.28 per share for the quarter ended September 30, 2024.

FFO Before Special Items

•
FFO Before Special Items for the quarter ended September 30, 2025 was $45.3 million, or $0.33 per share, as compared to $37.1 million, or $0.32 per share, for the quarter ended September 30, 2024.

Realized Gains on Marketable Securities and Net Promotes

•
The Company had $5.4 million of realized investment gains on marketable securities and net promotes, or $0.04 per share, comprised of $4.4 million ($0.03 per share) from the sale of Albertsons stock and $1.0 million ($0.01 per share) from the disposition of a Fund III asset during the quarter ended September 30, 2025.

REIT Portfolio Same-Property NOI

•
Same-Property NOI growth, excluding developments and redevelopments, increased 8.2% for the third quarter, driven by 13% growth from the street retail portfolio. The current quarter benefited by approximately 100 bps from real estate tax savings, primarily within the street retail portfolio.

REIT Portfolio Leasing and Occupancy Update

•
As of September 30, 2025, sequentially increased occupancy percentage by 140 basis points to 93.6% compared to 92.2% as of June 30, 2025, driven by the $6.7 million of pro-rata ABR that commenced during the third quarter and maintained leased occupancy at 94.5%. Additionally, street and urban retail occupancy increased 280 basis points to 89.5% compared to 86.7% as of June 30, 2025.
•
For the quarter ended September 30, 2025, conforming GAAP and cash leasing spreads on new and renewal leases were 29% and 12%, respectively. New leasing spreads were primarily driven by leases executed across street corridors, including New York, NY (SoHo and Williamsburg), and Georgetown, Washington, DC. Notable renewals on Henderson Avenue, Dallas, TX and West Village, New York, NY generated conforming GAAP and cash leasing renewal spreads of 67% and 51% respectively.

3

Transactional Activity

During the quarter ended September 30, 2025, the Company completed an approximately $63 million acquisition, as further described below, bringing total acquisition volume year-to-date to $487 million.

Investment Management Platform Acquisition

•
Marietta, Georgia. In September 2025, the Company completed the acquisition of The Avenue at West Cobb for approximately $63 million. This 254,000 square foot property is currently 77.3% leased and provides the opportunity for significant leasing upside. The Company intends to bring in a strategic institutional investor to complete the capitalization of this property. No assurances can be given that the Company will successfully identify and close on such a transaction with an institutional partner.

REIT Portfolio and Investment Management Platform Acquisition Pipeline

•
Based on the current pipeline, we expect our 2025 acquisition volume to equal or exceed 2024 levels. The pending transactions are subject to final agreement between the parties, customary closing conditions and market uncertainty. Thus, no assurances can be given that the Company will successfully close on any transactions on the anticipated timeline or at all.

REIT Portfolio Suburban Disposition

•
Dayton, Ohio. In August 2025, the Company, completed the disposition of a 156,000 square foot mixed-use property in Dayton, OH for approximately $15 million at a gain of $2.8 million.

Investment Management Dispositions

•
Manhattan, New York. In September 2025, the Company, through its Fund III platform, completed the disposition of 640 Broadway, a mixed-use retail and residential asset for approximately $50 million, of which the Company’s share was $12 million.
•
Manhattan, New York. In October 2025, the Company, through its Fund IV platform, completed the disposition of the retail component of 1035 Third Avenue for $22 million, of which the Company’s share was $5 million.

4

Balance Sheet

Equity Activity:

During the third quarter and fourth quarter to-date, the Company raised approximately $212 million of equity, on a one-year forward basis, under its ATM program at an average issuance price, prior to fees, of $19.88 per share to accretively fund its acquisition pipeline and the Henderson redevelopment project in Dallas, TX.

The Company has unsettled forward equity contracts, inclusive of the amounts above, to sell 13.2 million shares for aggregate net proceeds of approximately $267 million.

Pro-Rata REIT Portfolio and Investment Management Debt-to-EBITDA:

•
Net Debt-to-EBITDA, inclusive of pro-rata share of Investment Management Platform debt and unsettled forward equity contracts that were issued prior to September 30, 2025 as discussed above, was 5.0x at September 30, 2025 as compared to 5.5x at June 30, 2025. Refer to the third quarter 2025 Supplemental Information package for reconciliations and details on financial ratios.

No Significant REIT Portfolio Debt Maturities until 2028:

REIT portfolio debt maturing of 0.1%, 2.9%, and 2.7% in 2025, 2026, and 2027, respectively.

5

Guidance

The Company has maintained its FFO Before Special Items and Realized Gains guidance per share (at the midpoint) and updated its 2025 Net earnings and NAREIT FFO per diluted share annual guidance, primarily to reflect the decline in the share price of Albertson’s stock, as follows:

	2025 Guidance
	Revised [1]	Prior [2]

Net earnings per share attributable to Acadia	$0.12-$0.14	$0.09-$0.13
Depreciation of real estate and amortization of leasing costs (net of noncontrolling interest share other than Common OP Units)	0.93	1.00
Gain on disposition on real estate properties (net of noncontrolling interest share other than Common OP Units)	(0.02)	—
Impairment charges (net of noncontrolling interest share other than Common OP Units)	0.07	0.04
Loss on change in control	0.07	0.08
Adjustment of redeemable noncontrolling interest to estimated redemption value	0.02	—
Noncontrolling interest in Operating Partnership	0.01	0.01
NAREIT Funds from operations per share attributable to Common Shareholders and Common OP Unit holders	$1.20-$1.22	$1.22-$1.26
Net unrealized holding loss (gain) [3]	0.01	(0.01)
Transaction costs	0.01	—
Funds From Operations Before Special Items and Realized Gains per share attributable to Common Shareholders and Common OP Unit holders	$1.22-$1.24	$1.21-$1.25
Realized gains on marketable securities [4]	0.10	0.11-0.14
Funds From Operations Before Special Items per share attributable to Common Shareholders and Common OP Unit holders	$1.32-$1.34	$1.32-$1.39

1.
Totals may not foot due to rounding
2.
As disclosed in the Company’s July 29, 2025 earnings release. Certain per share differences between the revised and prior guidance relate to the increased number of shares.
3.
This represents the actual unrealized mark-to-market holdings loss related to the Company's investment in Albertsons, which was recognized in NAREIT FFO for the nine months ended September 30, 2025. The Company has not reflected any forward-looking estimates involving future unrealized holding gains or losses (i.e., changes in share price) on Albertsons in its 2025 guidance assumptions.
4.
It is the Company's policy to exclude unrealized gains and losses from FFO Before Special Items and to include realized gains related to the Company's investment in Albertsons. The Company realized gains of $0.03 per share for the three months ended September 30, 2025. The Company has revised its prior guidance of $16-$19 million of realized gains and promotes to $14-$15 million.

6

Conference Call

Management will conduct a conference call on Wednesday, October 29, 2025 at 12:00 PM ET to review the Company’s earnings and operating results. Participant registration and webcast information is listed below.

Live Conference Call:
Date:	Wednesday, October 29, 2025
Time:	12:00 PM ET
Participant call:	Third Quarter 2025 Dial-In
Participant webcast:	Third Quarter 2025 Webcast
Webcast Listen-only and Replay:	www.acadiarealty.com/investors under Events & Presentations

The Company uses, and intends to use, the Investors page of its website, which can be found at https://www.acadiarealty.com/investors, as a means of disclosing material nonpublic information and of complying with its disclosure obligations under Regulation FD, including, without limitation, through the posting of investor presentations and certain portfolio updates. Additionally, the Company also uses its LinkedIn profile to communicate with its investors and the public. Accordingly, investors are encouraged to monitor the Investors page of the Company's website and its LinkedIn profile, in addition to following the Company’s press releases, SEC filings, public conference calls, presentations and webcasts.

About Acadia Realty Trust

Acadia Realty Trust is an equity real estate investment trust focused on delivering long-term, profitable growth. Acadia owns and operates a high-quality core real estate portfolio (“REIT Portfolio”) of street and open-air retail properties in the nation's most dynamic retail corridors, along with an investment management platform that targets opportunistic and value-add investments through its institutional co-investment vehicles (“Investment Management”). For further information, please visit www.acadiarealty.com.

7

Safe Harbor Statement

Certain statements in this press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements, which are based on certain assumptions and describe the Company's future plans, strategies and expectations are generally identifiable by the use of words, such as “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project,” or the negative thereof, or other variations thereon or comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the Company's actual results and financial performance to be materially different from future results and financial performance expressed or implied by such forward-looking statements, including, but not limited to: (i) macroeconomic conditions, including due to geopolitical instability and global trade disruptions, which may lead to a disruption of or lack of access to the capital markets and other sources of funding, and rising inflation; (ii) the Company’s success in implementing its business strategy and its ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions and investments; (including the potential acquisitions discussed in this press release); (iii) changes in general economic conditions or economic conditions in the markets in which the Company may, from time to time, compete, including the impact of recently announced tariffs on our tenants and their customers, and their effect on the Company’s and our tenants' revenues, earnings and funding sources; (iv) increases in the Company’s borrowing costs as a result of rising inflation, changes in interest rates and other factors; (v) the Company’s ability to pay down, refinance, restructure or extend its indebtedness as it becomes due; (vi) the Company’s investments in joint ventures and unconsolidated entities, including its lack of sole decision-making authority and its reliance on its joint venture partners’ financial condition; (vii) the Company’s ability to obtain the financial results expected from its development and redevelopment projects; (viii) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration, the Company’s ability to re-lease its properties on the same or better terms in the event of nonrenewal or in the event the Company exercises its right to replace an existing tenant, and obligations the Company may incur in connection with the replacement of an existing tenant; (ix) the Company’s potential liability for environmental matters; (x) damage to the Company’s properties from catastrophic weather and other natural events, and the physical effects of climate change; (xi) the economic, political and social impact of, and uncertainty surrounding, any public health crisis; (xii) uninsured losses; (xiii) the Company’s ability and willingness to maintain its qualification as a REIT in light of economic, market, legal, tax and other considerations; (xiv) information technology security breaches, including increased cybersecurity risks relating to the use of remote technology; (xv) the loss of key executives; and (xvi) the accuracy of the Company’s methodologies and estimates regarding corporate responsibility metrics, goals and targets, tenant willingness and ability to collaborate towards reporting such metrics and meeting such goals and targets, and the impact of governmental regulation on our corporate responsibility efforts.

The factors described above are not exhaustive and additional factors could adversely affect the Company’s future results and financial performance, including the risk factors discussed under the section captioned “Risk Factors” in the Company’s most recent Annual Report on Form 10-K and other periodic or current reports the Company files with the SEC. Any forward-looking statements in this press release speak

8

only as of the date hereof. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any changes in the Company’s expectations with regard thereto or changes in the events, conditions or circumstances on which such forward-looking statements are based.

9

Acadia Realty Trust and Subsidiaries

Condensed Consolidated Statements of Operations (1)

(Unaudited, Dollars and Common Shares and Units in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Rental	$98,714	$86,288	$299,651	$257,951
Other	2,292	1,457	6,341	8,404
Total revenues	101,006	87,745	305,992	266,355

Expenses
Depreciation and amortization	38,884	34,500	117,593	103,721
General and administrative	10,924	10,215	34,053	30,162
Real estate taxes	11,832	11,187	38,452	33,514
Property operating	16,627	14,351	52,431	49,228
Impairment charges	12,570	—	37,210	—
Total expenses	90,837	70,253	279,739	216,625

Gain (loss) on disposition of properties	2,515	—	2,515	(441)
Operating income	12,684	17,492	28,768	49,289
Equity in (losses) earnings of unconsolidated affiliates	(3,694)	11,784	(9,598)	15,952
Interest income	6,121	7,859	18,575	18,510
Realized and unrealized holding losses on investments and other	(1,760)	(1,503)	(193)	(5,918)
Interest expense	(24,304)	(23,363)	(71,155)	(70,653)
Loss on change in control	—	—	(9,622)	—
(Loss) income from continuing operations before income taxes	(10,953)	12,269	(43,225)	7,180
Income tax provision	(2)	(15)	(329)	(201)
Net (loss) income	(10,955)	12,254	(43,554)	6,979
Net loss attributable to redeemable noncontrolling interests	1,567	1,672	4,960	6,518
Net loss (income) attributable to noncontrolling interests	15,006	(5,512)	47,783	(371)
Net income attributable to Acadia shareholders	$5,618	$8,414	$9,189	$13,126
Less: earnings attributable to unvested participating securities	(340)	(306)	(1,017)	(883)
Less: adjustment of redeemable noncontrolling interests to estimated redemption value	(888)	—	(888)	—
Income from continuing operations net of income attributable to participating securities for diluted earnings per share	$4,390	$8,108	$7,284	$12,243

Weighted average shares for basic earnings per share	131,020	108,351	127,812	104,704
Weighted average shares for diluted earnings per share	131,022	108,351	127,819	104,704

Net earnings per share - basic (2)	$0.03	$0.07	$0.06	$0.12
Net earnings per share - diluted (2)	$0.03	$0.07	$0.06	$0.12

10

Acadia Realty Trust and Subsidiaries

Reconciliation of Consolidated Net Income to Funds from Operations (1,3)

(Unaudited, Dollars and Common Shares and Units in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Net income attributable to Acadia	$5,618	$8,414	$9,189	$13,126

Depreciation of real estate and amortization of leasing costs (net of noncontrolling interests' share other than Common OP Units)	31,542	26,407	94,814	79,785
Impairment charges (net of noncontrolling interests' share other than Common OP Units)	3,804	—	9,572	—
Gain on disposition of properties (net of noncontrolling interests' share other than Common OP Units)	(2,700)	(2,324)	(2,614)	(1,481)
Loss on change in control	—	—	9,622	—
Income attributable to Common OP Unit holders	248	398	452	704
Distributions - Preferred OP Units	67	67	201	274
Funds from operations attributable to Common Shareholders and Common OP Unit holders - Diluted	$38,579	$32,962	$121,236	$92,408

Transaction costs	55	—	733	—
Unrealized holding loss	2,281	1,242	1,103	5,565
Realized gain	4,355	2,923	9,761	10,503
FFO Before Special Items attributable to Common Shareholder and Common OP Unit holders [1]	$45,270	$37,127	$132,833	$108,476

Funds From Operations per Share - Diluted
Basic weighted-average shares outstanding, GAAP earnings	131,020	108,351	127,812	104,704
Weighted-average OP Units outstanding	7,674	7,223	7,685	7,340
Assumed conversion of Preferred OP Units to Common Shares	256	256	256	256
Assumed conversion of LTIP units and restricted share units to Common Shares	—	1,174	—	964
Weighted average number of Common Shares and Common OP Units	138,950	117,004	135,753	113,264

Diluted Funds from operations, per Common Share and Common OP Unit	$0.28	$0.28	$0.89	$0.82

Diluted Funds from operations Before Special Items, per Common Share and Common OP Unit	$0.33	$0.32	$0.98	$0.96

11

Acadia Realty Trust and Subsidiaries

Reconciliation of Consolidated Operating Income to Net Property Operating Income (“NOI”) (1)

(Unaudited, Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024

Consolidated operating income	$12,684	$17,492	$28,768	$49,289
Add back:
General and administrative	10,924	10,215	34,053	30,162
Depreciation and amortization	38,884	34,500	117,593	103,721
Impairment charges	12,570	—	37,210	—
(Gain) loss on disposition of properties	(2,515)	—	(2,515)	441
Less:
Above/below-market rent, straight-line rent and other adjustments	(5,011)	(5,498)	(10,917)	(12,975)
Termination income	—	—	(8,366)	—
Consolidated NOI	67,536	56,709	195,826	170,638

Redeemable noncontrolling interest in consolidated NOI	(1,734)	(1,711)	(4,998)	(4,133)
Noncontrolling interest in consolidated NOI	(19,604)	(17,060)	(56,748)	(52,314)
Less:
Operating Partnership's interest in Investment Management NOI included above	(8,027)	(6,940)	(22,710)	(18,413)
Add back:
Operating Partnership's share of unconsolidated joint ventures NOI (5)	1,045	2,291	3,205	8,504
REIT Portfolio NOI	$39,216	$33,289	$114,575	$104,282

Reconciliation of Same-Property NOI

(Unaudited, Dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
REIT Portfolio NOI	$39,216	$33,289	$114,575	$104,282
Less properties excluded from Same-Property NOI	(4,336)	(1,042)	(11,431)	(6,434)
Same-Property NOI	$34,880	$32,247	$103,144	$97,848

Percent change from prior year period	8.2%		5.4%

Components of Same-Property NOI:
Same-Property Revenues	$47,271	$45,732	$143,016	$138,803
Same-Property Operating Expenses	(12,391)	(13,485)	(39,872)	(40,955)
Same-Property NOI	$34,880	$32,247	$103,144	$97,848

12

Acadia Realty Trust and Subsidiaries

Condensed Consolidated Balance Sheets (1)

(Unaudited, Dollars in thousands, except shares)

As of:
	September 30, 2025	December 31, 2024
Assets
Investments in real estate, at cost
Buildings and improvements	$3,411,249	$3,174,250
Tenant improvements	332,990	304,645
Land	1,147,235	906,031
Construction in progress	30,944	23,704
Right-of-use assets - finance leases	61,366	61,366
Total	4,983,784	4,469,996
Less: Accumulated depreciation and amortization	(989,377)	(926,022)
Operating real estate, net	3,994,407	3,543,974
Real estate under development	142,468	129,619
Net investments in real estate	4,136,875	3,673,593
Notes receivable, net ($1,692 and $2,004 of allowance for credit losses as of September 30, 2025 and December 31, 2024, respectively)	154,765	126,584
Investments in and advances to unconsolidated affiliates	164,403	209,232
Other assets, net	230,327	223,767
Right-of-use assets - operating leases, net	24,552	25,531
Cash and cash equivalents	49,388	16,806
Restricted cash	25,647	22,897
Marketable securities	4,502	14,771
Rents receivable, net	63,710	58,022
Assets of property held for sale	21,023	—
Total assets	$4,875,192	$4,371,203

Liabilities:
Mortgage and other notes payable, net	$978,915	$953,700
Unsecured notes payable, net	818,093	569,566
Unsecured line of credit	65,000	14,000
Accounts payable and other liabilities	276,233	232,726
Lease liabilities - operating leases	26,969	27,920
Dividends and distributions payable	27,749	24,505
Distributions in excess of income from, and investments in, unconsolidated affiliates	17,119	16,514
Total liabilities	2,210,078	1,838,931
Commitments and contingencies
Redeemable noncontrolling interests	9,114	30,583

Equity:
Acadia Shareholders' Equity
Common shares, $0.001 par value per share, authorized 200,000,000 shares, issued and outstanding 131,031,455 and 119,657,594 shares as of September 30, 2025 and December 31, 2024, respectively	131	120
Additional paid-in capital	2,708,691	2,436,285
Accumulated other comprehensive income	17,001	38,650
Distributions in excess of accumulated earnings	(479,803)	(409,383)
Total Acadia shareholders’ equity	2,246,020	2,065,672
Noncontrolling interests	409,980	436,017
Total equity	2,656,000	2,501,689
Total liabilities, redeemable noncontrolling interests, and equity	$4,875,192	$4,371,203

13

Acadia Realty Trust and Subsidiaries

Notes to Financial Highlights:

(1)
For additional information and analysis concerning the Company’s balance sheet and results of operations, reference is made to the Company’s quarterly supplemental disclosures for the relevant periods furnished on the Company's Current Report on Form 8-K, which is available on the SEC's website at www.sec.gov and on the Company’s website at www.acadiarealty.com.
(2)
Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common shares of the Company were exercised or converted into common shares. The effect of the conversion of units of limited partnership interest (“OP Units”) in Acadia Realty Limited Partnership, the operating partnership of the Company (the “Operating Partnership”), is not reflected in the above table; OP Units are exchangeable into common shares on a one-for-one basis. The income allocable to such OP units is allocated on the same basis and reflected as noncontrolling interests in the consolidated financial statements. As such, the assumed conversion of these OP Units would have no net impact on the determination of diluted earnings per share.
(3)
The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net property operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to their widespread acceptance and use within the REIT and analyst communities. In addition, the Company believes that given the atypical nature of certain unusual items (as further described below), “FFO Before Special Items” is also an appropriate supplemental disclosure of operating performance. FFO, FFO Before Special Items and NOI are presented to assist investors in analyzing the performance of the Company. The Company believes they are helpful as they exclude various items included in net income (loss) that are not indicative of operating performance, such as (i) gains (losses) from sales of real estate properties; (ii) depreciation and amortization and (iii) impairment of depreciable real estate assets related to the Company’s main business and land held for the development of property. In addition, NOI excludes interest expense and FFO Before Special Items excludes certain unusual items (as further described below). The Company’s method of calculating FFO, FFO Before Special Items and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. Neither FFO nor FFO Before Special Items represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”), or are indicative of cash available to fund all cash needs, including distributions. Such measures should not be considered as an alternative to net income (loss) for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity.
a.
Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP) excluding:
i.
gains (losses) from sales of real estate properties;
ii.
depreciation and amortization;
iii.
impairment of real estate assets related to the Company’s main business and land held for the development of property for its operating portfolio;
iv.
gains and losses from change in control; and
v.
after adjustments for unconsolidated partnerships and joint ventures.
b.
Also consistent with NAREIT’s definition of FFO, the Company has elected to include: the impact of the unrealized holding gains (losses) incidental to its main business, including those related to its RCP investments such as Albertsons in FFO.
c.
FFO Before Special Items begins with the NAREIT definition of FFO and adjusts FFO (or as an adjustment to the numerator within its earnings per share calculations) to take into account FFO without regard to certain unusual items including:

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i.
charges, income and gains that management believes are not comparable and indicative of the results of the Company’s operating real estate portfolio;
ii.
the impact of the unrealized holding gains (losses) incidental to its main business, including those related to its investment in Albertsons; and
iii.
any realized income or gains from the Company’s investment in Albertsons.
(4)
The Company defines Special Items to include (i) unrealized holding losses or gains (net of noncontrolling interest share) on investments and (ii) other costs that do not occur in the ordinary course of our underwriting and investing business.
(5)
The pro-rata share of NOI is based upon the Operating Partnership’s stated ownership percentages in each venture or Investment Management’s operating agreement and does not include the Operating Partnership's share of NOI from unconsolidated partnerships and joint ventures within Investment Management.

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